Encore Reports Net Income of $0.26 per Fully Diluted Share
For First Quarter of 2004

36% Increase in Collections, 51% Increase in Revenue,
and 76% Increase in Cash Flow from Operations

SAN DIEGO — (BUSINESS WIRE)—May 4, 2004 — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today reported consolidated financial results for the first quarter ended March 31, 2004.

For the first quarter of 2004:

  Net income was $6.0 million for the first quarter of 2004 as compared to $8.2 million for the first quarter of 2003. The first quarter of 2003 included a one-time after-tax benefit from litigation settlement of $4.4 million. Adjusting for the one-time benefit, net income grew 59%, from $3.8 million in the first quarter of 2003 to $6.0 million in the first quarter of 2004.

  Earnings per fully diluted share amounted to $0.26 in the first quarter of 2004. That compares with $0.44 per fully diluted share earned in the first quarter of 2003 and with $0.20 per fully diluted share after adjusting for the first quarter 2003 benefit from litigation settlement of $0.24 per fully diluted share. Also, in the first quarter of 2004, there were 4.8 million more fully diluted weighted average shares outstanding as compared to the first quarter of 2003, largely as a result of the Company’s follow-on public offering that closed October 1, 2003.

  Gross collections increased 36% or $16.9 million to $64.0 million over the first quarter of 2003.

  Total revenues were $42.4 million, a 51% increase over the prior year’s $28.1 million.

  Cash Flow from Operations was $8.2 million, a 76% increase over 2003’s $4.7 million.

“Encore turned in another strong performance during the first quarter ” said Carl C. Gregory, III, President and CEO of Encore Capital Group, Inc. “Importantly, this growth has been led by improving productivity, as seen by the 17% growth in monthly average of gross collections per average employee to $29,282 in the first quarter of 2004 from $25,001 in the first quarter of 2003.

“ In addition, we also diversified our purchasing. 52% of the first quarter of 2004 purchases were in the alternative paper category. This not only improved the potential return on these portfolios as they were purchased with our own funds, but also enabled us to make purchases that were more attractive than many credit card opportunities.”

Mr. Gregory added, “In our industry, the first quarter is usually the year’s best in terms of collections. It appears that debtors try to resolve past issues at the start of a new year when they can use their tax refunds as a source of debt repayment. Our challenge is to maintain this momentum throughout the year. “

First Quarter Financial Highlights

Revenue from receivable portfolios recognized as a percentage of collections was 68% in the first quarter of 2004 compared to 64% in the first quarter of 2003. When revenue and collections from the retained interest and servicing portfolios are included, revenue recognized as a percentage of collections was 66% in the first quarter of 2004 compared to 60% in the first quarter of 2003.

Total operating expenses were $23.3 million, an increase of 34% or $5.9 million over the $17.4 million in the first quarter of 2003. Total expenses as a percentage of gross collections declined slightly from 37% in the first quarter of 2003 to 36% in the 2004 quarter.

Cash flow from operations grew 76% or $3.5 million, to $8.2 million in the 2004 quarter from $4.7 million in the 2003 quarter. Cash flow as a percentage of gross collections also grew to 13% in the first quarter of 2004 compared with 10% in the 2003 quarter.

The Company spent $17.2 million to purchase approximately $786.4 million in face value of portfolios during the first quarter of 2004, a blended purchase price of 2.19% of face value. The Company spent $18.8 million to purchase approximately $589.4 million in face value of portfolios during the first quarter of 2003, a blended purchase price of 3.19% of face value.

Commenting on the outlook for the Company, Mr. Gregory said, “Although the first quarter’s pace of collections was quite impressive, we recognize that the year will be full of challenges and requires constant attention to the fundamentals that have contributed to our success to date. Our improved performance has been driven by disciplined portfolio purchases based on our proprietary modeling, effective collection efforts through multiple channels, and prudently scaling our business to service the volume of receivables that we own. We believe that continued execution on these core strategies will continue to create additional value for our stockholders”

The table included in the attached supplemental financial information is a reconciliation of generally accepted accounting principles in the United States of America (“GAAP”) income before taxes, net income, and fully diluted earnings per share to income before taxes, net income, and fully diluted earnings per share, excluding one-time benefits for the periods presented. We believe that these non-GAAP financial measures provide useful information to investors about our results of operations because the elimination of one-time benefits that are included in the GAAP financial measures results in a normalized comparison of certain key financial results between the periods presented.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss the first quarter results. Members of the public are invited to listen to the live conference call via the Internet. To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss; estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the availability and cost of financing; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:

Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
Financial Relations Board (Press)
Tony Rossi, 310-407-6563 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE: Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	March 31, 2004 (Unaudited)	December 31, 2003 (A)

Assets
Cash and cash equivalents	$36,803	$38,612
Restricted cash	5,367	842
Investment in receivable portfolios, net	86,208	89,136
Investment in retained interest	72	1,231
Property and equipment, net	2,844	2,786
Deferred tax assets, net	5,089	1,358
Other assets	4,527	4,320

Total assets	$140,910	$138,285

Liabilities and stockholders' equity
Liabilities
Accounts payable and accrued liabilities	$12,735	$11,644
Accrued profit sharing arrangement	15,586	12,749
Income tax payable	6,849	883
Notes payable and other borrowings	27,656	41,178
Capital lease obligations	394	460

Total liabilities	63,220	66,914

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value, 5,000 shares
authorized, and no shares issued and outstanding	–	–
Common stock, $.01 par value, 50,000 shares
authorized, 22,044 shares and 22,003 shares
issued and outstanding as of March 31, 2004
and December 31, 2003, respectively	220	220
Additional paid-in capital	65,711	65,387
Accumulated earnings	11,674	5,658
Accumulated other comprehensive income	85	106

Total stockholders' equity	77,690	71,371

Total liabilities and stockholders' equity	$140,910	$138,285

(A)         Derived from the audited consolidated financial statements as of December 31, 2003

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,

	2004	2003

Revenues
Revenue from receivable portfolios	$42,075	$27,256
Revenue from retained interest	16	128
Servicing fees and other related income	296	739

Total revenues	42,387	28,123

Operating expenses
Salaries and employee benefits	11,624	9,647
Other operating expenses	4,094	2,377
Cost of legal collections	5,502	3,357
General and administrative expense	1,653	1,474
Depreciation and amortization	443	536

Total operating expenses	23,316	17,391

Income before other income (expense)
and income taxes	19,071	10,732

Other income (expense)
Interest expense	(9,282)	(4,410)
Other income	155	7,274

Total other income (expense)	(9,127)	2,864

Income before income taxes	9,944	13,596
Provision for income taxes	(3,928)	(5,430)

Net income	6,016	8,166

Preferred Stock Dividends	–	(125)

Net income available to common stockholders	$6,016	$8,041

Weighted average shares outstanding	22,020	7,411
Incremental shares from assumed conversion of
warrants, options, and preferred stock	1,423	11,270

Adjusted weighted average share outstanding	23,443	18,681

Earnings per share - Basic	$0.27	$1.09

Earnings per share - Diluted	$0.26	$0.44

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Three Months Ended March 31,

	2004	2003

Operating activities
Gross collections	$63,996	$47,083
Less:
Amounts collected on behalf of third parties	(962)	(1,968)
Amounts applied to principal on receivable portfolios	(19,820)	(15,132)
Amounts applied to principal of securitization 98-1	(1,123)	(2,598)
Servicing fees	296	739
Operating expenses
Salaries and employee benefits	(12,705)	(10,786)
Other operating expenses	(2,328)	(2,887)
Cost of legal collections	(5,502)	(3,357)
General and administrative	(1,583)	(1,046)
Interest payments	(538)	(876)
Contingent interest payments	(5,793)	(3,391)
Other income and expense	190	64
Increase in restricted cash	(4,525)	(643)
Income taxes	(1,410)	(538)

Net cash provided by operating activities	8,193	4,664

Investing activities
Purchases of receivable portfolios	(17,248)	(18,803)
Collections applied to principal of receivable portfolios	19,820	15,132
Collections applied to principal of securitization 98-1	1,123	2,598
Proceeds from put-backs of receivable portfolios	356	255
Purchases of property and equipment	(502)	(417)

Net cash provided by (used in) investing activities	3,549	(1,235)

Financing activities
Proceeds from notes payable and other borrowings	6,952	16,922
Repayment of notes payable and other borrowings	(20,474)	(18,718)
Proceeds from exercise of common stock options	36	–
Payment of preferred dividend	–	(250)
Repayment of capital lease obligations	(65)	(69)

Net cash used in financing activities	(13,551)	(2,115)

Net increase (decrease) in cash	(1,809)	1,314
Cash, beginning of period	38,612	752

Cash, end of period	$36,803	$2,066

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows (cont.)
Reconciliation of Net Income to Net Cash Provided by Operating Activities
(Unaudited, In Thousands)

	Three Months Ended March 31,

	2004	2003

Net income	$6,016	$8,166
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	443	536
Amortization of loan costs and debt discount	11	122
Tax benefits from stock option exercises	261	–
Amortization of stock based compensation	27	–
Deferred income tax expense (benefit)	(3,716)	4,982
Changes in operating assets and liabilities
Increase in restricted cash	(4,525)	(643)
Increase in other assets	(219)	(10,793)
Increase (decrease) in accrued profit sharing arrangement	2,837	(51)
Increase in accounts payable and accrued liabilities	7,058	2,345

Net cash provided by operating activities	$8,193	$4,664

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statement of Stockholders’ Equity
(Unaudited, In Thousands)

					Accumulated
			Additional		Other
	Common Stock		Paid-In	Accumulated	Comprehensive
	Shares	Par	Capital	Earnings	Income	Total

Balances at December 31, 2003	22,003	$220	$65,387	$5,658	$106	$71,371
Net income	–	–	–	6,016	–	6,016
Other comprehensive income - unrealized gain on
non-qualified deferred compensation plan assets	–	–	–	–	15	15
Other comprehensive loss - decrease in unrealized gain
on investment in retained interest, net of tax	–	–	–	–	(36)	(36)

Comprehensive income						5,995
Exercise of stock options	41	–	36	–	–	36
Tax benefits related to stock option exercises	–	–	261	–	–	261
Amortization of stock options issued at below market	–	–	27	–	–	27

Balances at March 31, 2004	22,044	$220	$65,711	$11,674	$85	$77,690

Encore Capital Group, Inc.
Supplemental Financial Information Reconciliation of GAAP Income Before Taxes, Net Income, and Fully Diluted Earnings Per
Share to Income Before Taxes, Net Income, and Fully Diluted Earnings Per Share
Excluding One-Time Benefits and Other Charges
For the Quarters Ended March 31, 2004 and 2003
($ in thousands, except per share amounts)

	For the Quarter Ended March 31,

	2004	2003

Income Before Taxes
GAAP, as reported	$9,944	$13,596
Gain on settlement of litigation	–	(7,210)

Income before taxes, excluding
one-time benefit	$9,944	$6,386

Percentage increase over prior period	55.7%

Net Income
GAAP, as reported	$6,016	$8,166
Gain on settlement of litigation	–	(4,376)

Net income, excluding
one-time benefit	$6,016	$3,790

Percentage increase over prior period	58.7%

Fully Diluted Earnings Per Share
Earnings per Share:
GAAP, as reported	$0.26	$0.44
Gain on settlement of litigation	–	(0.24)

Fully diluted earnings per share,
excluding one-time benefit	$0.26	$0.20

Percentage increase over prior period	30.0%